Exhibit 10.41

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (referred to herein as “Agreement”) is made and entered into by NANCY HUBER (“Employee”) and MEDICINE MAN TECHNOLOGIES, INC. (MMT), a corporation duly organized under the laws of the state of Nevada and having its principal place of business at 4880 Havana Street, Suite 201 South, Denver, Colorado 80239 (hereinafter referred to as the “Employer” “MMT” or “the Company”). The parties to this Agreement are referred to collectively herein as the “Parties.”

RECITALS

WHEREAS Employee has been employed by the Company since August 19, 2019;

WHEREAS Employee and the Company desire to mutually agree to terminate Employee’s employment pursuant Section 4(a)(1) to Employee’s December 5, 2019 Employment Agreement (the “Employment Agreement”);

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, agreements, covenants and conditions contained herein, the adequacy and sufficiency of which are hereby expressly acknowledged, Employee agrees as follows:

1.	SEPARATION AND ACCRUED WAGES

Employee was terminated from the Company on [omitted] (“Separation Date” which has been mutually agreed to be no later than March 31, 2023). On the Separation Date, the Company paid Employee all accrued wages through the Separation Date, subject to standard payroll deductions and withholdings. The Company also reimbursed Employee for all approved expenses made on behalf of the Company. Employee agrees that upon receipt of his final check, Employee has received all wages, bonus, and benefits owed to her by the Company.

2.	PAYMENT AND TAX LIABILITY

A.In consideration for the covenants undertaken and releases given herein by Employee, and provided that Employee executes and does not revoke this Agreement, is not in breach or default of this Agreement, and has performed all of his obligations under this Agreement, the Company agrees that it shall provide Employee with the following:

(i) 12 months’ pay, in the total net amount of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), payable in 26 equal disbursements pursuant to the Company’s regularly-scheduled payroll and subject to appropriate and required withholdings, if any.

(ii) the number of shares of Common Stock subject to the Option which would have vested, had the Employee maintained employment with the Company, through December 6, 2023.

(iii) subject to Board approval, the number of shares of Common Stock subject to the Option which would have vested, had the Employee maintained employment with the Company, through April 1, 2024 following the date on which the termination without Cause occurred

(iv) continuation of family health care coverage on the Company’s regular and customary payroll cycle until and ending one year from the Effective Date of this Agreement (defined below), at the Company’s expense and subject to the Company’s compliance with applicable state and federal law.

(v) applicable relocation expenses from Denver to Phoenix including buyout of any remaining term of current lease, which would have been incurred after 9/22/2022 and not to exceed $15,000 in approved relocation expenses.

B.Employee shall incur any and all tax liability on the payment that is being provided by the Company, as outlined above.

This consideration is over and above all wages due, and Employee agrees that she is not otherwise entitled to receive an additional severance sum from the Company above and beyond what is set out in her Employment Agreement and that the severance sum is above and in addition to all wages owed to her. Employee further agrees that the consideration set forth above constitutes the entire consideration provided to her under this Agreement and that she shall not seek any further compensation or consideration (including additional stock options) from the Releasees (defined below) for claimed damages, costs, or attorneys’ fees in connection with any claim released here.

3.	GENERAL RELEASE

A.In exchange for the payment described in Paragraph 2A and the other promises contained herein, Employee hereby forever releases and discharges the Company, its affiliates, owners, predecessors, successors, parents, subsidiaries, divisions, heirs, assigns, executives, present and former representatives, present and former employees, consultants, agents, insurers and attorneys from any and all claims, federal or state actions, appeals, demands, causes of action, liabilities, damages, interest, attorneys’ fees and expenses whatsoever, whether in law or equity or otherwise, and whether known or unknown.

All of the released entities described above are collectively referred to as the “Releasees.”

This release includes, but is not limited to, all claims, demands, federal or state administrative actions, appeals, and causes of action arising out of or in any way related to: (a) all federal, state, and local laws, including, without limitation, the following federal and state statutes, as amended, and their corresponding regulations: the Americans with Disabilities Act Amendments Act of 2008 and any subsequent amendments, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, 42 U.S.C. § 1981, 42 U.S.C. § 1983, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 and any subsequent amendments, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Equal Pay Act of 1963, the Family and Medical Leave Act of 1993 and any subsequent amendments, the National Labor Relations Act, the Labor

Management Relations Act, the Occupational Safety and Health Act of 1970, the Older Workers Benefit Protection Act of 1990, the Rehabilitation Act of 1973t; and (b) any claim or action under the common law of the State of Colorado including but not limited to, any claim for compensation, damages, tort, breach of express or implied employment contract, breach of duty of good faith, discrimination, intentional interference with contractual relations, fraud, misrepresentation, outrageous conduct, slander, libel, negligent and/or intentional infliction of emotional distress, violation of public policy, negligent supervision, assault, battery, breach of contract, implied breach of good faith and fair dealing, promissory estoppel, wrongful discharge, harassment, or retaliation, and for any other damages or injuries incurred on the job; and (c) any claim under the constitution of the United States or the State of Colorado; in relation to Employee’s employment or incurred as a result of loss of employment. This release excludes any claims or rights that cannot be waived by state or federal law or executive order.

B.Released Claims. The claims, charges, causes of actions, appeals, demands, losses, damages, attorneys’ fees, expenses, costs and liabilities released in Paragraph 3A shall be referred to collectively herein as the “Released Claims.”

4.	PROMISE NOT TO PROSECUTE

Employee further agrees that he shall not, at any time hereafter, commence, maintain or prosecute any action, suit, proceeding, investigation, complaint, claim, grievance or charge with any court, administrative agency, arbitrator or any other body or person, whether Federal, State, contractual or otherwise, or aid or assist others in prosecuting such action, suit, proceeding, investigation, complaint, claim, grievance or charge on their behalf, except in response to governmental agency or court inquiries or as compelled by legal process, against the other, or any of them, based in whole or in part upon, or arising out of or in an way connected with, any of the claims released or any of the matters referred to in this Agreement. Employee further agrees to indemnify and hold the Releasees harmless from and against any and all claims, demands, causes of action, damages or liability of any kind, including the cost of defense and reasonable attorneys’ fees arising out of or in connection with, any action, suit, proceeding, investigation, complaint, claim, grievance or charge commenced, maintained, or prosecuted by them contrary to the terms of this Agreement.

5.	RELEASE INCLUDES UNKNOWN CLAIMS

A.To the extent allowable under state and federal law, the Parties understand and agree that the Released Claims are intended to and do include any and all claims of every nature and kind whatsoever, whether known, unknown, suspected, or unsuspected.

B.The Parties further acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believe to be true with respect to the Released Claims and agree that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

C.The Parties represent and acknowledge (i) that they have conducted whatever investigation was deemed necessary to ascertain all facts and matters related to this Release; (ii) that they have had the opportunity to consult with and to receive advice from legal counsel concerning this Release; and (iii) that they are not relying in any way on any statement or representation by the other party or that party’s attorneys, except as expressly stated herein, in reaching his decision to enter into this Agreement.

6.	NO ASSIGNMENT OR TRANSFER OF RELEASED CLAIMS

The Parties represent and warrant that they have not assigned, transferred, or hypothecated, or purported to assign, transfer, or hypothecate, to any person, firm, corporation, association, or entity whatsoever any of the Released Claims.

7.	NO ADMISSION OF LIABILITY

Employee understands and agrees that this Agreement is a release of disputed claims and does not constitute an admission of liability on the part of the Company as to any matters whatsoever and that the Company merely intend by this Agreement to avoid further proceedings and buy peace. The Company specifically denies liability for any harm allegedly suffered by Employee.

8.RETURN OF PROPERTY AND RECORDS

Employee agrees to return all of the Company’s property immediately including keys, badges, cell phones, laptops and all other property belonging to the Company that Employee has in her possession. Employee understands that he is not entitled to keep or preserve records of the Company. This prohibition does not include any relevant employee files or records of Employee.

9.CONFIDENTIALITY

Employee agrees she will keep this Agreement confidential, and that the Agreement and its terms and conditions, including the fact of Release and the facts and circumstances underlying any potential claims, shall not be discussed with, or revealed to, any person other than Employee’s spouse, attorneys, accountants, or tax or financial advisors, except as otherwise required by law or by order of a court. Employee agrees that if she discusses or reveals the terms or conditions of the Release to or with any of the aforementioned persons or entities, she will instruct those persons or entities that the terms and conditions of the Agreement are confidential, and that such persons or entities shall be under the same confidentiality obligations as to Employee and the Company. Employee understands and agrees that confidentiality is a material provision of this Agreement.

10.NON-DISPARAGEMENT

Employee and Company agree not to make any statements to any third party that disparages the other party. Nothing in the foregoing sentence, however, is intended to nor shall it be construed to prevent Employee or Company from making true statements to a third party pursuant to a valid subpoena or under oath and penalty of perjury in a deposition or other court proceeding.

11.COOPERATION

Employee agrees to cooperate with the Company with respect to the prosecution and/or defense of legal claims which arose during Employee’s tenure as an employee of the Company, or which relate to events which occurred during Employee’s tenure as an employee of the Company or to which Employee has any information. Such cooperation shall include, but is not limited to, making herself available for interview by the Company and/or its counsel, reviewing and/or identifying documents, giving testimony and/or testifying at trial, and further that Employee shall immediately notify the Company in writing if Employee is ever subpoenaed or otherwise requested to testify in any matter involving the Company.

12.PARTIES TO BEAR THEIR OWN COSTS

Employee understands that she and the Company will each bear their own costs, expenses, and attorneys’ fees, if any, in relation to this Agreement.

13.REPRESENTATIONS

Each signatory hereto warrants that she/it is legally competent and/or authorized to execute this Agreement and has not relied on any statements or explanations in connection therewith. Moreover, each party hereby acknowledges that s/he/it has been afforded the opportunity to be advised by legal counsel regarding the terms of this Agreement, including the release of all claims and waiver of rights.

14.KNOWLEDGE, CAPACITY, AND AUTHORITY

Employee represents and warrants that she had the opportunity to have counsel explain the contents of this Agreement to her. Employee represents that he understands the contents of this Agreement and that he executed it knowingly and voluntarily and understands that after executing it he cannot proceed against any Releasee on account of the matters referred to herein. Each party to this Agreement represents and warrants that s/he/it has the authority and capacity to execute this Agreement.

15.MODIFICATION

No provision of this Agreement may be changed, altered, modified or waived except in writing signed by both Employee and the Company or other Releasees, which writing shall specifically reference this Agreement and the provision that the parties intend to waive or modify.

16.NON-WAIVER

No provision of this Agreement may be waived unless in writing and signed by all the parties to this Agreement. Waiver of any one provision shall not constitute waiver of any other provision. A delay of failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right herein.

17.SEVERABILITY

In the event any provision of this Agreement should be held to be unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect.

18.WAIVER OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT

The Severance Sum is intended in part as consideration for Employee’s release and waiver of any and all claims under the ADEA, excepting any rights or claims that may arise under the ADEA after the date this Agreement is signed. Employee should consult with her attorneys about this release and waiver before executing this Agreement. Further, Employee has twenty-one (21) calendar days from her receipt of this Agreement to consider the release and waiver of any and all claims (including those arising under the ADEA), and, for a period of seven (7) calendar days following execution of the Agreement by her, Employee may revoke this release and waiver in a writing received by counsel for the Company on or before the expiration of the seven (7) calendar day period. This Agreement shall not become effective or enforceable until the seven (7) calendar day revocation period set forth herein has expired without Employee having exercised her right of revocation (defined herein as the “Effective Date”). Notice should be sent in writing to the following: Daniel Pabon, Medicine Man Technologies, Inc. 4801 Havana Street, Suite 201, Denver, Colorado 80239.

19.APPLICABLE LAW

This Agreement shall be construed and enforced according to the laws of the State of Colorado.

20.COUNTERPARTS ACCEPTABLE

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

21.SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Employee shall assign this Agreement or any rights or obligations hereunder without prior written consent of the other. Notwithstanding the foregoing, the terms of this Agreement shall continue and inure to the benefit of Employee’s estate if Employee predeceases the completion of payment as described in Section 2 above.

22.ENTIRE AGREEMENT

Employee acknowledges that this Agreement constitutes a full, final, and complete settlement of the parties’ differences and supersedes and replaces any and all other written or oral exchanges, agreements, understandings, employment contracts, arrangements, or negotiations between or among them relating to the subject matter hereof; and Employee affirmatively represents that there are no other prior or contemporaneous exchanges, agreements, representations, arrangements, or understandings, written or oral, between or among the parties relating to the subject matter hereof other than that as set forth herein, and that this Agreement contains the sole and entire Agreement between them with respect to the subject matter hereof. Employee further acknowledges and agrees that any language proposed for, deleted from, or otherwise changed in any drafts of this Agreement but not included herein shall not be considered in any way in the interpretation and application of this Agreement and shall not in any way affect the rights and obligations of Employee, the Company, or Releasees.

PLEASE READ CAREFULLY.

THIS AGREEMENT INCLUDES A RELEASE OF ALL CLAIMS
KNOWN AND UNKNOWN.

I, NANCY HUBER, ACKNOWLEDGE THAT I HAVE READ THIS RELEASE, THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE, AND THAT I UNDERSTAND ALL OF THIS AGREEMENT’S TERMS AND EXECUTE THE AGREEMENT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES. EMPLOYEE ACKNOWLEDGES THAT HE HAD SEVEN DAYS TO DECIDE IF HE WANT TO SIGN THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have executed this Agreement have set their hands the day and year set forth below their respective signatures.

/s/ Nancy Huber	Date: 10/21/2022
Nancy Huber

Medicine Man Technologies, Inc.

/s/ Dan Pabon	Date: 10/28/2022
By: Dan Pabon
Title: General Counsel